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                                   Exhibit 4.5





                               SECURITY AGREEMENT


                                      among


                               EMAGIN CORPORATION,

                      the SECURED CREDITORS set out herein

                                       and



                          VERUS SUPPORT SERVICES INC.,


                               as COLLATERAL AGENT


                        --------------------------------

                          Dated as of November 20, 2001

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                               SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of November 20, 2001, made by and among each of the undersigned assignor (the "Assignor") in favor of the undersigned Verus Support Services Inc., as Collateral Agent, together with any successor collateral agent appointed hereunder pursuant to Section 8.10 (collectively, the "Collateral Agent"), for the benefit of the undersigned Secured Creditors (the "Secured Creditors") and as such Secured Creditors may become a party to this Agreement from time to time. Except as otherwise defined herein, capitalized terms used herein and defined in the Note Purchase Agreement (as defined below) shall be used herein as so defined.


                              W I T N E S S E T H:


          WHEREAS, the Assignor proposes to enter into a Note Purchase Agreement, dated as of November 27, 2001, together with each of the investors from time to time a party thereto (and each such investor a Secured Creditor under this Agreement), providing for the issuance of secured convertible notes (the "Notes") by the Assignor as contemplated therein (the "Note Purchase Agreement");

          WHEREAS, the obligations accruing under the Notes to the Assignor shall be secured by the Collateral upon the terms and conditions set out in this Agreement;

          WHEREAS, it is a condition precedent to execution on delivery of the Note Purchase Agreement that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

          WHEREAS, it is a condition precedent to the delivery of this Agreement that the Assignor provide to the Collateral Agent completed copies of UCC form 1 documentation suitable for filing and applicable federal assignment forms required to perfect the security interests granted by the Assignors herein, and

          NOW, THEREFORE, in consideration of the benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

                                   ARTICLE I

                               SECURITY INTERESTS

          1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its Obligations, in order to induce the Secured Creditors to enter into the Note Purchase

Agreement the Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of the Assignor in, to and under all of the following (in each case whether now existing or hereafter from time to time acquired):

          (i)       each and every Account;

          (ii)      all cash;


          (iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

          (iv) all computer programs of the Assignor and all intel-lectual property rights therein and all other proprietary information of the Assignor, including but not limited to Trade Secret Rights;

          (v) all Contracts, together with all Contract Rights arising thereunder, including, without limitation, joint venture agreements, partnership agreements, and limited liability company agreements);

          (vi)      all Copyrights;

          (vii)     all Equipment;

          (viii)    all Documents;

          (ix)      all Equipment;

          (x)       all General Intangibles;

          (xi)      all Goods;

          (xii)     all Instruments;

          (xiii)    all Inventory;

          (xiv)     all Investment Property;

          (xv) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of the Assignor symbolized by the Marks;

          (xvi)     all Patents;

          (xvii)    all Permits;

          (xviii) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

          (xix)     all Supporting Obligations;

          (xx) all manuals, training material, diagrams, know how and other necessary or useful materials to utilize the Compan's trade secrets and other business intangibles; and

          (xxi) all Proceeds and products of any and all of the foregoing (all of the above, the "Collateral").

          (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which the Assignor may acquire, or with respect to which the Assignor may obtain rights, at any time during the term of this Agreement.

          1.2 Power of Attorney. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquaintance for any and all moneys and claims for moneys due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

The  Assignor  represents,   warrants  and  covenants,   which  representations,
warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          2.1 Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

          2.2 No Liens. The Assignor is, and as to all Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          2.3 Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, the Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or in connection with Permitted Liens.

          2.4 Chief Executive Office, Record Locations. The chief executive office of the Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for the Assignor. During the period of the four calendar month preceding the date of this Agreement, the chief executive office of the Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for the Assignor.

          2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by the Assignor is located at one of the locations shown on Annex B hereto for the Assignor.

          2.6 Legal Names; Type of Organization; Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of the Assignor, the type of organization of the Assignor, the jurisdiction of organization of the Assignor, and the Assignor's Location, is listed on Annex C hereto for the Assignor. The Assignor shall not change its legal name, its type of organization, its jurisdiction of organization, its Location or its organizational identification number (if any) from that listed on Annex C hereto for the Assignor or those that may have been established after the date of this Agreement in accordance with the immediately succeeding sentence of this Section 2.6. The Assignor shall not change its legal name, its type of organization, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted if (i) it shall have given to the Collateral Agent not less than 15 days' prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for the Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that the Assignor does not have an organizational identification number on the date hereof and later obtains one, the Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

          2.7 Trade Names; Etc. The Assignor has not nor operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for the Assignor. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 15 days' written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into the Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, the Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with the Assignor, or was liquidated into or transferred all or substantially all of its assets to the Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

          2.9 Recourse. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein and otherwise in writing in connection herewith.

                                  ARTICLE III

            SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
                   INSTRUMENTS; AND CERTAIN OTHER COLLATERAL

          3.1 Additional Representations and Warranties. As of the time when each of its Accounts arises, the Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of the Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of the Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

          3.2 Maintenance of Records. The Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Assignor will make the same available on the Assignor's premises to the Collateral Agent for inspection, at the Assignor's own cost and expense, at any and all reasonable times upon prior notice to the Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, the Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, the Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of the Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

          3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs the Assignor, the Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Assignor. Without notice to or assent by the Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys' fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the Assignor, provided that the failure by the Collateral Agent to so notify the Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

          3.4 Modification of Terms; etc. Except in accordance with the Assignor's ordinary course of business and consistent with reasonable business judgment, the Assignor shall not rescind nor cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, nor extend or renew the same, nor compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, nor sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Agent. The Assignor will not do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.

          3.5 Collection. The Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which the Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the Assignor.

          3.6 Instruments. If the Assignor owns or acquires any Instrument in excess of $1,000,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), the Assignor will within 10 Business Days notify the Collateral Agent thereof.

          3.7 Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

          3.8 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any

Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of the Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

          3.9 Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

          4.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks listed in Annex F hereto for the Assignor and that said listed Marks include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that the Assignor owns or uses in connection with its business as of the date hereof and that Assignor has not granted security interest in the listed Marks to any other Person. The Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks that it uses. The Assignor further warrants that it has no knowledge of any third party claim received by it that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex F hereto and that said registrations are valid, subsisting, have not been canceled and that the Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

          4.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

          4.3 Infringements. The Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who the Assignor believes is infringing or diluting or otherwise violating any of the Assignor's rights in and to any Mark in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that the Assignor's use of any Mark material to the Assignor's business violates in any material respect any property right of that party. The Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark in any manner that could reasonably be expected to have a Material Adverse Effect.

          4.4 Preservation of Marks. The Assignor agrees to use its Marks which are material to the Assignor's business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

          4.5 Maintenance of Registration. The Assignor shall, at its own expense, diligently process all documents reasonably required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by the Assignor to be no longer prudent to pursue).

          4.6 Future Registered Marks. If any Mark registration is issued hereafter to the Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, the Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of the Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex I hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

          4.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of the Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of the Assignor in connection with which the Marks have been used; and
(iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and the Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                   ARTICLE V

                     SPECIAL PROVISIONS CONCERNING PATENTS,
                          COPYRIGHTS AND TRADE SECRETS

          5.1 Additional Representations and Warranties. The Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex G hereto for the Assignor and that said Patents include all the United States patents and applications for United States patents that the Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex H hereto for the Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that the Assignor owns as of the date hereof, and has not granted a security interest in the Trade Secret Rights, Patents or Copyrights to any other Person. The Assignor further warrants that it has no knowledge of any third party claim that any aspect of the Assignor's present or contemplated business operations infringes or will infringe any patent of any other Person or the Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same.

          5.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

          5.3  Infringements.   The  Assignor  agrees,  promptly  upon  learning
thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute,  in accordance  with its  reasonable  business  judgment,  any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.4 Maintenance of Patents or Copyright. At its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or useful in its business or operations).

          5.5 Prosecution of Patent Applications. At its own expense, the Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex G hereto and (ii) Copyrights listed on Annex H hereto, in each case for the Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications deemed by the Assignor to be no longer prudent to pursue), absent written consent of the Collateral Agent.

          5.6 Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of the Assignor, confirming the assignment for security, the form of such assignment for security to be substantially in the form of Annex J or K hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

          5.7 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of the Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and the Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

          6.1 Protection of Collateral Agent's Security. The Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Assignor will at all times maintain insurance, at the Assignor's own expense, to the extent and in a manner consistent with commercially reasonable business practice. Except to the extent otherwise permitted to be retained by the Assignor, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with
Section 7.4 hereof. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

          6.2 Warehouse Receipts Non-negotiable. To the extent practicable, the Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, the Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

          6.3 Additional Information. The Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, the Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

          6.4 Further Actions. The Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

          6.5 Financing Statements. The Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. The Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. The Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor where permitted by law (and such authorization includes describing the Collateral as "all assets" of the Assignor).

                                  ARTICLE VII

                REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

          7.1 Remedies; Obtaining the Collateral Upon Default. The Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

          (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor;

          (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of the Assignor in respect of such Collateral;

          (iii)  instruct all banks which have entered into a control  agreement
     with  the  Collateral   Agent  to  transfer  all  monies,   securities  and
     instruments held by such depositary bank to the Cash Collateral Account;

          (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

          (v) take possession of the Collateral or any part thereof, by directing the Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event the Assignor shall at its own expense:

               (x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

               (y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

               (z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

          (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

          (vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

          (viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation. By accepting the benefits of this Agreement, the Secured Creditors expressly acknowledge and agree that this Agreement may be enforced only by the action of the Collateral Agent acting upon the written instructions of all of the Secured Creditors and that no Secured Creditor shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement.

          7.2 Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as herein above specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be required by such applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

          7.3 Waiver of Claims. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT
REMEDY OR REMEDIES, and the Assignor hereby further waives, to the extent permitted by law:

          (i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

          7.4 Application of Proceeds. (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligations";

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the Assignor or to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, (x) "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

          (c) This Agreement is made with full recourse to the Assignor (including, without limitation, with full recourse to all assets of the Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Assignor contained herein, and otherwise in writing in connection herewith.

          7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

          7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

          INDEMNITY; APPOINTMENT OF COLLATERAL AGENT BY SECURED PARTIES

          8.1 Indemnity.(a) Indemnity by Assignor. The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 and Section 8.5(b) the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or any other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 8.1(a) hereof, the Assignor agrees to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Section 8.1 and 8.2 shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued under the Note Purchase Agreement.

          8.3 Appointment and Authorization of Collateral Agent.

          Each Secured Creditor hereby irrevocably (subject to Section 8.10) appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the Notes and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or the Notes, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or the Notes, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Notes or otherwise exist against the Collateral Agent.

          8.4 Delegation of Duties.

          The Collateral Agent may execute any of its duties under this Agreement or the Notes by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          8.5 Liability of Collateral Agent.

          (a) None of the Collateral Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Notes or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Secured Creditors for any recital, statement, representation or warranty made by the Assignor or any subsidiary or affiliate of the Assignor, or any officer thereof, contained in this Agreement or in the Notes , or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or the Notes, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes, or for any failure of the Assignor or any other party to this Agreement or the Notes to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Secured Creditor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Notes, or to inspect the properties, books or records of the Assignor or any of the Assignor's subsidiaries or affiliates.

          (b) The Secured Creditors hereby agree to indemnify, reimburse and hold the Collateral Agent and its respective successors, assigns and employees (hereinafter in this Section 8.5(b) referred to individually as an "Agent Indemnitee," and collectively as "Agent Indemnitees") harmless from any and all expenses of whatsoever kind and nature imposed on, asserted against or incurred by any of the Agent Indemnitees relating to or arising out of the performance by the Collateral Agent of its obligations under this Agreement as collateral agent or other document executed in connection herewith or in any other way connected with the administration of the transactions contemplated hereby or thereby by the Collateral Agent as the collateral agent or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Agent Indemnitee), or property damage), or contract claim; provided that no Agent Indemnitee shall be indemnified pursuant to this Section 8.5(b) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Agent Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          8.6 Reliance by Collateral Agent.

          The  Collateral  Agent shall be  entitled to rely,  and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Assignor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Notes unless it shall first receive such advice or concurrence of the Secured Creditors as it deems appropriate and, if it so requests, confirmation from the Secured Creditors of their obligation to indemnify the Collateral Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Notes in accordance with a request or consent of the Secured Creditors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Creditors.

          8.7 Notice of Default.

          The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Collateral Agent shall have received written notice from a Secured Creditor or the Assignor referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Collateral Agent will notify the Secured Creditors of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default as may be requested by the Secured Creditors; provided that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to Default as it shall deem advisable or in the best interest of the Secured Creditors.

          8.8 Credit Decision.

          Each Secured Creditor acknowledges that the Collateral Agent has not made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Assignor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Creditor. Each Secured Creditor represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Assignor, and made its own decision to enter into this Agreement and the Notes and to complete the transactions contemplated hereunder and thereunder. Each Secured Creditor also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under this Agreement, the Notes and the transactions contemplated thereby , and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Assignor. The Collateral Agent shall not have any duty or responsibility to provide any Secured Creditor with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Assignor which may come into the possession of the Collateral Agent.

          8.9 Reimbursement.

          To the extent the Assignor does not reimburse the Collateral Agent within 60 days of billing, each Secured Creditor shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and costs) incurred by the Collateral Agent to the extent such costs or out-of-pocket expenses arise in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, , or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Assignor; provided that the Collateral Agent will use its reasonable efforts to obtain the approval of the Secured Creditors before incurring any material reimbursable costs or expenses. The undertaking in this Section shall survive the cancellation and/or conversion of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the documents contemplated by the Notes, termination of this Agreement and the resignation or replacement of the Collateral Agent.

          8.10 Successor Agent.

          The Collateral Agent may resign as Collateral Agent at any time, and shall resign as Collateral Agent if requested to do so by Secured Creditors who in aggregate hold 75% or more of the outstanding debt, upon 30 days' notice to the Company and the Secured Creditors. If the Collateral Agent resigns under this Agreement, the Note holders shall agree by the effective date of the resignation notice to appoint a new Collateral Agent by 75% or more of the holders of the outstanding Notes. If such holders fail to elect a new collateral agent by the requisite majority by the effective date of the resignation Notice then the party holding the largest proportion of the outstanding Note balances shall become the Collateral Agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term "Collateral Agent" shall mean such successor agent, and the retiring Collateral Agent's appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Secured Creditors shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Secured Creditors shall appoint a successor agent as provided for above.

          8.11 Collateral Matters.

          The Secured Creditors irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien or security interest granted to or held by the Collateral Agent under the Security Agreements (a) upon cancellation of the Notes and payment in full of all obligations of the Assignor thereunder; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted by this Agreement or the Notes; or (c) if approved, authorized or ratified in writing by the Secured Creditors. Upon request by the Collateral Agent at any time, the Secured Creditors will confirm in writing the Collateral Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 8.11.

                                   ARTICLE IX

                                   DEFINITIONS

          The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Account" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.

          "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

          "Cash Collateral Account" shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

          "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Contract Rights" shall mean all rights of the Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

          "Contracts" shall mean all contracts between the Assignor and one or more additional parties (including, without limitation, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

          "Copyrights" shall mean any United States copyright owned by the Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by the Assignor.

          "Default" shall mean any event which with notice or lapse of time, or both, would constitute an Event of Default.

          "Documents" shall mean "documents" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Equipment" shall mean any "equipment" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by the Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

          "Event of Default" shall mean any payment default on any of the Obligations after the expiration of any applicable grace period.

          "General Intangibles" shall mean "general intangibles" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Goods" shall mean "goods" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Indemnitee" shall have the meaning provided in Section 8.1(a) of this Agreement.

          "Instrument" shall mean "instruments" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from the Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Investment Property" shall mean "investment property" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Liens" shall mean any security interest, deed of trust, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Assignor's property.

          "Location" of the Assignor, shall mean the Assignor's "location" as determined pursuant to Section 9-307 of the UCC.

          "Marks" shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by the Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by the Assignor.

          "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Assignor and its Subsidiaries taken as a whole.

          "Obligations" shall mean (i) the full and prompt payment when due of all obligations and indebtedness (including, without limitation, indemnities, fees and interest thereon) of the Assignor to the Investors, whether now existing or hereafter incurred under, arising out of, or in connection with the Note Purchase Agreement and the Notes issued thereunder and the due performance and compliance by the Assignor with all of the terms, conditions and agreements contained in the Note Purchase Agreement and the Notes issued thereunder; (ii) any and all sums advanced by the Assignee in order to preserve the Collateral or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Assignee of its rights hereunder, together with reasonable attorneys' fees and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement.

          "Patents" shall mean any patent to which the Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by the Assignor.

          "Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

          "Permitted Liens" shall mean

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Assignor or any of its subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Assignor's or such subsidiary's property or assets or materially impair the use thereof in the operation of the business of Assignor or such Subsidiary or
     (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) leases or subleases granted to other Persons not materially interfering with the conduct or value of the business of Assignor or any of its subsidiaries and non-assignable, non-exclusive licenses and sub-licenses to third parties;

          (iv) Liens upon assets of the Assignor or any of its subsidiaries subject to capitalized lease obligations, provided that (x) such Liens only serve to secure the payment of indebtedness arising under such capitalized lease obligation and (y) the Lien encumbering the asset giving rise to the capitalized lease obligation does not encumber any asset of Assignor or any subsidiary of the Assignor;

          (v) Liens placed upon equipment or machinery and used in the ordinary course of business of the Assignor or any of its subsidiaries and placed at the time of the acquisition thereof by the Assignor or such subsidiary or within 90 days thereafter to secure indebtedness incurred to pay all or a portion of the purchase price thereof or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount;

          (vi) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing indebtedness and not materially interfering with the conduct or value of the business of Assignor or any of its subsidiaries;

          (vii) Liens arising from precautionary UCC financing statement filings regarding operating leases or bailee arrangements entered into in the ordinary course of business;

          (viii) Liens arising out of the existence of judgments or awards in respect of which Assignor or any of its subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $125,000 at any time outstanding;

          (ix) statutory and common law landlords' liens under leases to which the Assignor or any of its subsidiaries is a party;

          (x) Liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $125,000; and

          (xi) other Liens incidental to the conduct of the business of the Assignor or any of its subsidiaries that (i) were not incurred in connection with indebtedness, (ii) do not materially detract from the value of the assets subject to such Liens or materially impair the use thereof in the operation of such business (provided to the extent that any such Liens attach to any Collateral such Liens shall be junior to the Liens created in favor of the Collateral Agent) and (iii) do not at any time for all such Liens encumber cash and other property having an aggregate value in excess of, or secure outstanding obligations in the aggregate in excess of, $100,000.

          "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

          "Proceeds" shall mean all "proceeds" as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the

Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          "Software" shall mean "software" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

          "Supporting Obligations" shall mean any "supporting obligation" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Assignor, or in which the Assignor has any rights, and, in any event, shall include, but shall not be limited to all of the Assignor's rights in any letter-of-credit right or secondary obligation that supports the payment or performance of, and all security for, any Account, Document, General Intangible, Instrument or Investment Property.

          "Termination Date" shall have the meaning provided in Section 10.9(a) of this Agreement.

          "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

                                   ARTICLE X

                                  MISCELLANEOUS

          10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by hand, overnight mail or courier service and all such notices and communications shall, when mailed, delivered or sent by courier, be effective when deposited in the mails, delivered or overnight courier, as the case may be, except that notices and communications to the Collateral Agent or the Assignor shall not be effective until received by the Collateral Agent or the Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

          (a)      if to the Assignor,:

                   eMagin Corporation
                   2070 Route 52
                   Hopewell Junction, NY  12533
                   Attention:  Chief Financial Officer
                   Telephone No.:  (845) 892-1900
                   Telecopier No.:  (845) 892-1901

          (b)      if to the Collateral Agent, at:

                   Verus Support Services Inc.
                   520 Madison Avenue, 38th Floor
                   New York, New York  10016

                   Attention:  Chief Operating Officer
                   Telephone No.:  (212) 588-0865
                   Fax. No. (212) 588-0869; and

          (c) if to any Secured Creditor, at such address as such Secured Creditor shall have specified in the Note Purchase Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

          10.2 Waiver; Amendment. Except as provided in Sections 10.8 and 10.13, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the written consent of the Secured Creditors.

          10.3 Obligations Absolute. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement; or (c) any amendment to or modification of any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing.

          10.4 Unequal Payment:. Each Secured Creditor agrees that if it shall, through the exercise of any right granted to the Secured Creditors under this Agreement, under the Note Purchase Agreement, the Notes or by applicable law, including, but not limited to any right of set-off, any secured claim under
Section 506 of the Bankruptcy Code or any other security or interest arising from, or in lieu of such secured claim, and received by such Secured Creditor under any applicable bankruptcy, insolvency, or other similar law, or otherwise, obtain payment in respect of its Note as a result of which the unpaid portion of its Note is proportionately less than the unpaid portion of the Notes of the other Secured Creditors, then (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Secured Creditors a participation in the Notes of each such other Secured Creditor, so that the amount of such Secured Creditor's Note in the total participation in the Notes of the other Secured Creditors shall be in the same proportion to all Notes then outstanding as the amount of its Note prior to the obtaining of such payment was to the amount all Notes outstanding prior to the obtaining such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Secured Creditors share the benefits of such payment pro rata. The term "Note" as used in this paragraph shall include accrued interest thereon.

          10.5 Successors and Assigns. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

          10.6 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER THE ASSIGNOR. THE ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY THE ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER

PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ASSIGNOR IN ANY OTHER JURISDICTION.

          (b) THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          10.8 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

          10.9 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the Assignor, will promptly execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which no Note issued under the Note Purchase Agreement is outstanding (including the cancellation of such Notes by way of the conversion of the Notes to common shares pursuant to the terms of such Notes) and all Obligations then due and payable have been paid in full.

          (b) At any time that the Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.9(a), the Assignor shall deliver to the Collateral Agent a certificate signed by a senior officer of the Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.9(a).

          10.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Assignor and the Collateral Agent.

          10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.12 The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein.

          10.13 Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

          10.14 Joinder by Additional Secured Creditors Notwithstanding anything to the contrary in this Agreement, the parties hereto expressly agree that additional parties may join this Agreement as Secured Creditors, from time to time (and prior to January 30, 2002) and become a party hereto provided, that, each such additional party shall agree to be bound by the terms and conditions of this Agreement and shall agree to assume the rights and obligations of a Secured Creditor hereunder as if such additional party was an original signatory hereto as of the date of this Agreement, and, provided, further, that such additional party shall be permitted under Section 1(e) of the Note Purchase Agreement to join the Note Purchase Agreement as an additional Investor (as such term is defined in the Note Purchase Agreement).

          [Remainder of this page intentionally left blank; signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


          ASSIGNOR:


                                           EMAGIN CORPORATION, as Assignor


                                           By: /s/
                                              ----------------------------------
                                              Name:
                                              Title:


          SECURED PARTIES:


                                           RAINBOW GATE CORPORATION


                                           By /s/
                                              ----------------------------------
                                              Name:
                                              Title:


                                           MORTIMER D. A. SACKLER


                                           By
                                              ----------------------------------
                                                 Mortimer D. A. Sackler

                                                Address:

                                   MARTIN SOLOMON


                                   ------------------------------------------
                                      Mr. Martin Solomon

                                      Address:



                                   SOVEREIGN BANCORP LTD.


                                   By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   JAMES M. ARKOOSH


                                   ---------------------------------------------
                                      Mr. James M. Arkoosh

                                      Address:

                                   JACK RIVKIN


                                   ---------------------------------------------
                                     Mr. Jack Rivkin

                                     Address:

Accepted and Agreed to:

VERUS SUPPORT SERVICES INC.,
  as Collateral Agent



By:
   --------------------------------------
   Name:  Mr. James M. Arkoosh
   Title: Chief Operating Officer

                                                                         ANNEX A
                                                                              to
                                                              SECURITY AGREEMENT








                       SCHEDULE OF CHIEF EXECUTIVE OFFICES


             Name                          Address(es) of Chief Executive Office


          eMagin Corporation                 2070 Route 52, Hopewell Junction
                                                   New York, NY 12533

                                                                         ANNEX B
                                                                              to
                                                              SECURITY AGREEMENT











                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS


             Assignor                      Location


          eMagin Corporation                 2070 Route 52, Hopewell Junction
                                                   New York, NY 12533

                                                                         ANNEX C
                                                                              to
                                                              SECURITY AGREEMENT




                  SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
                  (AND WHETHER A REGISTERED ORGANIZATION AND/OR
             A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
               LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS





                                                                                                  Assignor's
                      Type of                                                  Assignor's         Organization
                      Organization (or                                         Location (for      Identification
Exact Legal           if the Assignor is    Registered                         Purposes of NY     Number (or, if it   Transmitting
Name of               an Individual, so     Organization?   Jurisidiction of   UCC                has none, so        Utility?
Assignor              indicate)             (Yes/No)        Organization       Section 9-307)     indicate)           (Yes/No)
------------------------------------------------------------------------------------------------------------------------------------
eMagin Corporation    A Delaware            No              Delaware           Delaware           None                No
                      corporation


                                                                         ANNEX D
                                                                              to
                                                              SECURITY AGREEMENT



                     SCHEDULE OF TRADE AND FICTITIOUS NAMES


               Name of                                         Trade and/or
               Assignor                                      Fictitious Names
              ---------                                      ----------------

         eMagin Corporation                              f/k/a FED Corporation

                                                                         ANNEX E
                                                                              to
                                                              SECURITY AGREEMENT



        DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN
              ONE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT


Name of Assigor                     Description of any Transactions as required
                                    by Section 2.8 of the Security Agreement

eMargin Corporation                 Merger of predecessor, eMargin Corporation
                                    a Nevada corporation, on July 16, 2001 with wholly owned subsidiary, FED Corporation
                                    (a Delaware corporation). The Assignor has since continued business as eMagin
                                    Corporation, a Delaware corporation.

                                                                         ANNEX F
                                                                              to
                                                              SECURITY AGREEMENT


                             SCHEDULE OF U.S. MARKS


MARK                               SERIAL NO.                        FILING DATE

EGLASS                             75/739,315                           6/99

LUMINATOR                          75/739,316                           6/99

POCKET MONITOR                     75/739,318                           6/99

SPECTRA                            75/739,317                           6/99

VISIONARY                          75/739,319                           6/99

EMAGIN                             75/856,770                           11/99

EVANTEC                            75/853,675                           11/99

EVANTIC                            75/853,676                           11/99

LUMIC                              75/853,894                           11/99

ELUMIC                             75/853,679                           11/99

                                                                        ANNEX G
                                                                             to
                                                              SECURITY AGREEMENT


                               SCHEDULE OF PATENTS



Title or Topic                                                               US Patent No.


Self-Aligned Electron Emitter Fabrication & Devices Formed                     5,126,287


Horizontal Microelectronic Field Emission Devices & Method                     5,144,191


Vertical Microelectronic Field Emission Devices Including Elongate             5,371,431
Vertical Pillars Having Resistive Bottom Portions


Vertical microelectronic field emission devices                                5,475,280


Vertical Microelectronic Field Emission Devices & Method                       5,647,785


Method of Forming a Spacer in Display Panels                                   5,529,524


Field Emission Electron Beam Source and Isolation Structure                    5,534,743


Field Emission Device Comprising Dielectric Overlayer                          5,548,181


Field Emission Array Magnetic Field Sensor                                     5,561,339


Selectively Shaped Field Emission Source and Phosphor Array                    5,583,393


Field Emitter Structure and Method of Making (Divisional)                      5,587,623


Panel Display with Dielectric Spacer Structure                                 5,619,097


Field Emitter Display Using Photoformed Spacers                                5,629,583


Field Emission Electron Beam Source and Isolation Structure (Divisional)       5,663,608


Light emission device comprising light emitting organic material and           5,672,938
electron injection enhancement structure


Planarizing Process for Field Emitter Displays                                 5,688,158


Laser Interference Lithographic System with Automatic Fringe Spacing           5,771,098


Field Emitter Display Using Photoformed Spacers (Divisional)                   5,788,550


Field Emitter Device with a Current Limiter Structure                          5,828,163


Pedestal Edge Emitter and Non-Linear Current Limiters for Field Emitter        5,828,288
Displays and Other Electron Source Applications

Field Emitter Device, and Veil Process for the Fabrication Thereof             5,844,351

Matrix Getter for Use in Vacuum Panels                                         5,866,978

Microstructural Surgical Instruments                                           5,619,889

Field Emission Device Having Multiplicity of Through Conductive Vias and       5,903,098
a Backside Connector

Large Area Energy Beam Intensity Profiler                                      5,959,725

Emissive Display Using Organic Light Emitting Diodes                           5,920,080


                                                                                                                             Annex G
                                                                                                                              Page 2



Passive Matrix OLED Display                                                    6,069,443

An Electrode Structure for High Resolution Organic Light Emitting Diode        6,016,033
Displays and Method for Making Same

OLED Active Matrix Using a Single Transistor Current Mode Design               6,023,259

High Aspect Ratio Field Emitter Tips and Method of Making                      5,965,898

Field Emitter Device, and Veil Process for the Fabrication Thereof             5,886,460
(Divisional)

Multilayer Emitter Element And Display Comprising Same                         5,869,169


Compact, Body-Mountable Field Emission Display Device, And Display Panel       5,903,243
Having Utility For Use Therewith


Lithographic Structure & Method for Making Field Emitters                      6,027,388


Wand Optics Column And Associated Array Wand and Charged Particle Source       4,902,898


Portable interface unit for a head-up display system (VV)                      D359,729


Head-mounted display system (VV)                                               5,539,422


Head-mounted display system with aspheric optics (VV)                          5,543,816


Head-mounted display system with light blocking structure (VV)                 5,546,099


Head-mounted display system (VV)                                                D380,482


Binocular head mounted display system (VV)                                     5,708,449


Support for a Head Mounted Display System (VV)                                 5,796,374


Speech Recognition Manager (VV)                                                5,867,817


Reflective Micro-Display System (VV)                                           6,005,720


Gate Electrode Structure for Field emission Devices and Method of Making       6,010,918


Organic Light Emitting Device Structure and Process                            6,060,728


High Aspect Ratio Field Emitter Tips and Method of Making  (Divisional  of     6,136,621
Patent #5,965,898)


Miniature microscope                                                           6,101,028


Head-Mounted Display System (VV)                                               6,157,291


Laser  Interferometric  Lithographic  System Providing Automatic Change Of     6,166,820
Fringe Spacing


Flashover Control Structures for Field Emitter Displays                        6,169,358


High Performance Field Emitter & Method of Producing the Same                  6,144,145


Convertible Right Eye/Left Eye Monocular Head Mounted Display System (VV)      6,181,304


Reflective Micro-Display System (VV)                                           6,204,975 B1


Large Area Spacerless Field Emissive Display Package                           6,198,214 B1


Sealing Structure for OLEDs                                                    6,198,220 B1


                                                                                                                             Annex G
                                                                                                                              Page 3


Field Emission Display Spacer with Guard Electrode                             6,218,777 B1


Method and Apparatus for Sequential Memory Addressing                          6,215,840 B1


Binocular Head Mounted Display System (VV)                                     6,232,934 B1


Heat Removal System for HighBrightness OLEDs                                   6,265,820


Flashover Control Structure for Field Emitter Displays                         6,255,771


Laterally Structured, High Resolution Multicolor OLED Device                   6,278,237


Vertical Sidewall Current Limiter for Field Emission Displays                  08/958,925         10/28/97


High Brightness, High Efficiency Stacked Organic Light Emitting Diodes            NOA                 8/01


Gate Electrode Design for Coplanar Focusing in FEDs                            08/958,926          7/11/97


Organic Electroluminescent Device with Improved Anode Stability                09/313,285             5/99


Fabrication Method for High Resolution Full Color Organic LED Displays         09/384,201             9/99


Field Emitter Device, and Veil Process for the Fabrication Thereof             08/290,238             8/95


Flat Panel Display Assembly Comprising  Photoformed Spacer Structure,  And     08/280,355             3/96
Method Of Making The Same


Head-Mounted Video Display System with Portable Video Interface Unit (VV)      07/986,422             5/94


Head-Mounted Display System With Light Blocking Structure (VV)                 08/101,553             8/93


Improved  Color  Organic  Light  Emitting  Diode Cell Design for Miniature     09/335,852             6/99
Displays


Lithography Using Blue OLEDs to Expose Resist                                  09/403,282            10/99


Bonded Active Matrix OLED Display & Method of Making                           09/462,463             1/00


Current Limiter for High Resolution Field Emission Structure                   09/463,137             1999


Anhydrous Method of Packaging Organic Light Emitting Displays                  09/462,462             1/00


Laser Ablation Fabrication of Color OLED Displays                              09/462,646             1/00


Organic Electroluminescence  Devices  with  High  Efficiency  Reflecting       09/559,435             4/00
Element


Active  Matrix  Organic  Light  Emitting  Diode with Doped  Organic  Layer     09/555,016             5/00
Having Increased Thickness


Nanocrystal-based CCM for Color OLED Devices                                   09/530,604             5/00


Color Conversion Media (CCM) Integrated on Emitter Array                       09/530,563             5/00


Up-Emitting OLED Structure With Refractory Compound Anode                      09/554,066             5/00


Hermetic Metal-to-Silicon Seals Using a Parallel Seam Sealer                   09/619,617             7/00


Gray Scale Pixel Drivers                                                       09/600,813             7/00


Method of Packaging for Si-based OLEDs                                         09/582,878             7/00


                                                                                                                             Annex G
                                                                                                                              Page 4


Fabrication of Novel Structure for Performance Improvement of Color            60/225,403             8/00
Organic Light Emitting Devices


Organic Light Emitting Diode Device Having High Work Function Metal-Oxide      09/642,012             8/00
Anode Layer and Method of Making


An Improved Anode Structure for OLEDs Using Molybdenum                         09/700,173             2/99


Improved Pixel Driver for Accurate and Finer Gray Scale Resolution             09/647,429            11/00


Sputter Protection Layer for Up-Emitting OLED Structures                                              2/01


Thin Film Encapsulation of Organic Light Emitting Diode Devices                                       2/01


Display Method and System                                                                             2/01


Twin Capacitor Pixel Driver Circuit for Microdisplays                          09/784,020             2/01


Method of Solder-Sealing Active Matrix Organic Light Emitting Diode            09/778,797             2/01


Synthesis of Pyrazolinylnaphthalic Acid Derivatives                            6,288,232 B1           9/01


Gray Scale Pixel Driver for Active Matrix OLED Displays                        09/765,582             1/01


Light Extraction from Color Changing Medium Layers in Organic Light            09/814,853             3/01
Emitting Diodes


Green Organic Luminophor                                                       09/827,184             4/01


Portable Communication Device with Virtual Image Display Module                   TBD                 5/01


Virtual Imaging System for Small Font Text                                     09/805,712             3/01


Thin Film Encapsulation of Organic Light Emitting Diode Devices                09/860,155             5/01


Field Sequential Reflective Liquid Crystal Displays Without External           09/786,417             3/01
Frame Buffer


Improvement of Color OLED Fabrication Process                                     TBD                 4/01


Portable Communication Device w/Virtual Image Display Module                      TBD                 5/01


New Organic Aromatic Amines with High and Tunable Tg Values as                 09/894,744             6/01
Hole-Injection or Hole-Transport Materials in OLED Technology


Organic Light Emitting Diode Devices Using Thermostable Hole-Injection         09/894,502             6/01
and Hole-Transport Compounds


A Current-Type Driver for Organic Light Emitting Diode Displays                09/908,044             7/01


Grayscale Static Pixel Cell for OLED Active Matrix Display                     09/933,419             8/01


Organic Light Emitting Diode Devices With Improved Anode Stability             09/919,467             7/01


Means of Stabilizing Thin Film Transistor Amoleds                                 TBD                 9/01


Gate Electrode Structure for Field Emission Devices and Method of Making       09/436,215


Method of Patterning Color Changing Media for Organic Light  Emitting          60/222,325             8/00
Diode Display Devices



                                                                         ANNEX H
                                                                              to
                                                              SECURITY AGREEMENT




                             SCHEDULE OF COPYRIGHTS


          NUMBERS                         PUBLICATION                  COPYRIGHT
       REGISTRATION                          DATE                          TITLE
           NONE                              NONE                           NONE

                                                                         ANNEX I
                                                                              to
                                                              SECURITY AGREEMENT



                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES TRADEMARKS


          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, EMAGIN CORPORATION, a Delaware corporation (the "Grantor") with principal offices at 2070 Route 52, Hopewell Junction, New York 12533, hereby assigns and grants to [Name of Collateral Agent], as Collateral Agent, with principal offices at [Address] (the "Grantee"), a security interest in (i) all of the Grantor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.

          THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of _________, 200__ (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant

                                                                         Annex I
                                                                          Page 2


are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

    [Remainder of this page intentionally left blank; signature page follows]

                                                                         Annex I
                                                                          Page 3




          IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of November, 2001.

                                         EMAGIN CORPORATION, Grantor



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:



                                         [NAME OF COLLATERAL AGENT],
                                          as Collateral Agent and Grantee


                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF ______________ )
                        )  ss.:
COUNTY OF ____________  )



          On this ____ day of _________, ____, before me personally came ________ _____________ who, being by me duly sworn, did state as follows: that [s]he is ____________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said ____________.




                                                    ----------------------------
                                                            Notary Public

STATE OF ______________ )
                        )  ss.:
COUNTY OF ____________  )


          On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Collateral Agent], N.A., that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                                    ----------------------------
                                                            Notary Public

                                                                     SCHEDULE A



MARK                             REG. NO.                              REG. DATE

                                                                         ANNEX J
                                                                              to
                                                              SECURITY AGREEMENT



                           GRANT OF SECURITY INTEREST
                            IN UNITED STATES PATENTS


          FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, eMagin Corporation, a Delaware corporation (the "Grantor") with principal offices at 2070 Route 52, Hopewell Junction, New York 12533, hereby assigns and grants to [Name of Collateral Agent], as Collateral Agent, with principal offices at [address], (the "Grantee"), a security interest in (i) all of the Grantor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.

          THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of November __, 2001 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

                                                                         Annex J
                                                                          Page 2


          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

    [Remainder of this page intentionally left blank; signature page follows]

                                                                         Annex J
                                                                          Page 3


          IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of November, 2001.

                                             EMAGIN CORPORATION, Grantor



                                             By
                                               ---------------------------------
                                               Name:
                                               Title:



                                             [NAME OF COLLATERAL AGENT],
                                                as Collateral Agent and Grantee


                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

STATE OF             )
                     ) ss:
COUNTY OF            )


          On this ____ day of _________, ____, before me personally came ________ _____________ who, being by me duly sworn, did state as follows: that [s]he is ____________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said ____________.



                                                   -----------------------------
                                                            Notary Public

STATE OF             )
                     ) ss:
COUNTY OF            )


          On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows: that [s]he is ________________ of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.




                                                   -----------------------------
                                                           Notary Public

                                                                      SCHEDULE A






     PATENT                 PATENT NO.                  ISSUE DATE
     ------                 ----------                  ----------

                                                                         ANNEX K
                                                                              to
                                                              SECURITY AGREEMENT



                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS


          WHEREAS, eMagin Corporation, a Delaware corporation (the "Grantor"), having its chief executive office at 2070 Route 52, Hopewell Junction, New York 12533, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

          WHEREAS, [NAME OF COLLATERAL AGENT], as Collateral Agent, having its principal offices at [address] (the "Grantee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

          WHEREAS, the Grantor is willing to assign to the Grantee, and to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of November __, 2001, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended from time to time, the "Security Agreement"), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

          This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

    [Remainder of this page intentionally left blank; signature page follows]

                                                                         Annex K
                                                                          Page 2


          IN WITNESS WHEREOF, the undersigned have executed this Grant as of the 20th day of November, 2001.

                                      EMAGIN CORPORATION, Grantor



                                      By
                                        ----------------------------------------
                                        Name:
                                        Title:



                                      [NAME OF COLLATERAL AGENT],
                                       as Collateral Agent and Grantee


                                        ----------------------------------------
                                        Name:
                                        Title:

STATE OF             )
                     ) ss:
COUNTY OF            )


          On this __ day of _________, ____, before me personally came ___________ _____________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.




                                                   -----------------------------
                                                           Notary Public

STATE OF             )
                     ) ss:
COUNTY OF            )


          On this ____ day of _________, ____, before me personally came ________ _______________ who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Collateral Agent], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the Board of Directors of said _____________.




                                                   -----------------------------
                                                           Notary Public



ARTICLE I           SECURITY INTERESTS............................................................................1

         1.1        Grant of Security Interests...................................................................1
         1.2        Power of Attorney.............................................................................3

ARTICLE II           GENERAL REPRESENTATIONS, WARRANTIES AND
                         COVENANTS................................................................................3

         2.1        Necessary Filings.............................................................................3
         2.2        No Liens......................................................................................4
         2.3        Other Financing Statements....................................................................4
         2.4        Chief Executive Office, Record Locations......................................................4
         2.5        Location of Inventory and Equipment...........................................................4
         2.6        Legal Names; Type of Organization; Jurisdiction of Organization;
                    Location; Organizational Identification Numbers; Changes Thereto; etc.........................4
         2.7        Trade Names; Etc..............................................................................5
         2.8        Certain Significant Transactions..............................................................5
         2.9        Recourse......................................................................................6

ARTICLE III         SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT
                         RIGHTS; INSTRUMENTS; AND CERTAIN
                         OTHER COLLATERAL.........................................................................6

         3.1        Additional Representations and Warranties.....................................................6
         3.2        Maintenance of Records........................................................................6
         3.3        Direction to Account Debtors; Contracting Parties; etc........................................6
         3.4        Modification of Terms; etc....................................................................7
         3.5        Collection....................................................................................7
         3.6        Instruments...................................................................................8
         3.7        Assignors Remain Liable Under Accounts........................................................8
         3.8        Assignors Remain Liable Under Contracts.......................................................8
         3.9        Further Actions...............................................................................8

ARTICLE IV          SPECIAL PROVISIONS CONCERNING TRADEMARKS......................................................9

         4.1        Additional Representations and Warranties.....................................................9
         4.2        Licenses and Assignments......................................................................9
         4.3        Infringements.................................................................................9
         4.4        Preservation of Marks.........................................................................9
         4.5        Maintenance of Registration..................................................................10
         4.6        Future Registered Marks......................................................................10
         4.7        Remedies.....................................................................................10

ARTICLE V           SPECIAL PROVISIONS CONCERNING PATENTS,  COPYRIGHTS
                         AND TRADE SECRETS.......................................................................11

         5.1        Additional Representations and Warranties....................................................11
         5.2        Licenses and Assignments.....................................................................11
         5.3        Infringements................................................................................11


                                                                 (i)




         5.4        Maintenance of Patents or Copyright..........................................................11
         5.5        Prosecution of Patent Applications...........................................................12
         5.6        Other Patents and Copyrights.................................................................12
         5.7        Remedies.....................................................................................12

ARTICLE VI          PROVISIONS CONCERNING ALL COLLATERAL.........................................................12

         6.1        Protection of Collateral Agent's Security....................................................12
         6.2        Warehouse Receipts Non-negotiable............................................................13
         6.3        Additional Information.......................................................................13
         6.4        Further Actions..............................................................................13
         6.5        Financing Statements.........................................................................13

ARTICLE VII         REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT..............................................14

         7.1        Remedies; Obtaining the Collateral Upon Default..............................................14
         7.2        Remedies; Disposition of the Collateral......................................................15
         7.3        Waiver of Claims.............................................................................16
         7.4        Application of Proceeds......................................................................16
         7.5        Remedies Cumulative..........................................................................17
         7.6        Discontinuance of Proceedings................................................................18

ARTICLE VIII        INDEMNITY....................................................................................18

         8.1        Indemnity....................................................................................18
         8.2        Indemnity Obligations Secured by Collateral; Survival........................................19

ARTICLE IX          DEFINITIONS..................................................................................23


ARTICLE X           MISCELLANEOUS................................................................................28

         10.1       Notices......................................................................................28
         10.2       Waiver; Amendment............................................................................28
         10.3       Obligations Absolute.........................................................................28
         [10.4      Unequal Payment by Collateral Agent..........................................................29
         10.5       Successors and Assigns.......................................................................29
         10.6       Headings Descriptive.........................................................................29
         10.7       GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.......................29
         10.8       Assignor's Duties............................................................................30
         10.9       Termination; Release.........................................................................31
         10.10      Counterparts.................................................................................31
         10.11      Severability.................................................................................31
         10.12      The Collateral Agent and the other Secured Creditors.........................................31
         10.13      Benefit of Agreement.........................................................................31


ANNEX A           Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B           Schedule of Inventory and Equipment Locations



                                                                 (ii)




ANNEX C           Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a
                  Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification
                  Numbers
ANNEX D           Schedule of Trade and Fictitious Names
ANNEX E           Description of Certain Significant Transactions Occurring Within One Year Prior to the
                  Date of the Security Agreement
ANNEX F           Schedule of Deposit Accounts
ANNEX G           Form of Control Agreement Regarding Deposit Accounts
ANNEX H           Schedule of Commercial Tort Claims
ANNEX I           Schedule of Marks
ANNEX J           Schedule of Patents
ANNEX K           Schedule of Copyrights
ANNEX L           Grant of Security Interest in United States Trademarks
ANNEX M           Grant of Security Interest in United States Patents
ANNEX N           Grant of Security Interest in United States Copyrights

                                 [Remainder of this page intentionally left blank]





                                                                 (iii)

